Exhibit 21.1

Name of Company	Jurisdiction of Incorporation
1221 Olux, LLC	Delaware
A & M Products Manufacturing Company	Delaware
Andover Properties, Inc.	Delaware
The Armor All/STP Products Company	Delaware
BGP Switzerland S. a. r. l.	Switzerland
Brita Canada Corporation	Nova Scotia
Brita Canada Holdings Corporation	Nova Scotia
Brita GP	Ontario
Brita LP	Ontario
Brita Manufacturing Company	Delaware
The Brita Products Company	Delaware
Chesapeake Assurance Limited	Hawaii
Clorox Africa (Holdings) Pty. Ltd.	South Africa
Clorox Africa Pty. Ltd.	South Africa
Clorox Argentina S.A.	Argentina
Clorox Australia Pty. Ltd.	Australia
Clorox (Barbados) Inc.	Barbados
Clorox Brazil Holdings LLC	Delaware
Clorox do Brasil Ltda.	Brazil
Clorox Car Care Limited	United Kingdom
Clorox (Cayman Islands) Ltd.	Cayman Islands
Clorox de Centro America, S.A.	Costa Rica
Clorox Chile S.A.	Chile
Clorox China (Guangzhou) Ltd.	Guangzhou, P.R.C.
Clorox de Colombia S.A.	Colombia
Clorox Commercial Company	Delaware
The Clorox Company of Canada Ltd.	Canada (Federal)
Clorox Diamond Production Company	Delaware
Clorox Dominicana, C. por A.	Dominican Republic

Name of Company	Jurisdiction of Incorporation
Clorox Eastern Europe LLC	Russia
Clorox Eastern Europe Holdings LLC	Delaware
Clorox (Europe) Financing S.a.r.l.	Luxembourg
The Clorox Far East Company Limited	Hong Kong
Clorox Germany GmbH	Germany
Clorox Holdings Pty. Limited	Australia
Clorox Hong Kong Limited	Hong Kong
Clorox Hungary Liquidity Management Kft	Hungary
The Clorox International Company	Delaware
Clorox International Philippines, Inc.	The Philippines
Clorox Luxembourg S.a.r.l.	Luxembourg
Clorox Manufacturing Company of Puerto Rico, Inc.	Puerto Rico
Clorox (Malaysia) Sdn. Bhd.	Malaysia
Clorox Mexicana S. de R.L. de C.V.	Mexico
Clorox de Mexico, S.A. de C.V.	Mexico
Clorox Netherlands B.V.	The Netherlands
Clorox New Zealand Limited	New Zealand
Clorox de Panama S.A.	Panama
Clorox Peru S.A.	Peru
The Clorox Outdoor Products Company	Delaware
The Clorox Pet Products Company	Texas
Clorox Professional Products Company	Delaware
The Clorox Sales Company	Delaware
Clorox Services Company	Delaware
Clorox Servicios Corporativos S. de R.L. de C.V.	Mexico
Clorox (Switzerland) S.a.r.l.	Switzerland
Clorox Uruguay S.A.	Uruguay
Corporacion Clorox de Venezuela, S.A.	Venezuela
CLX Realty Co.	Delaware
Electroquimicas Unidas S.A.I.C.	Chile

Name of Company	Jurisdiction of Incorporation
Evolution Sociedad S.A.	Uruguay
Fabricante de Productos Plasticos, S.A. de C.V.	Mexico
First Brands (Bermuda) Limited	Bermuda
First Brands do Brasil Ltda.	Brazil
First Brands Corporation	Delaware
First Brands Mexicana, S.A. de C.V.	Mexico
Forest Technology Corporation	Delaware
Fully Will Limited	Hong Kong
Gazoontite, LLC	Delaware
Glad Manufacturing Company	Delaware
The Glad Products Company	Delaware
The Household Cleaning Products Company of Egypt Ltd.	Egypt
The HV Food Products Company	Delaware
HV Manufacturing Company	Delaware
Invermark S.A.	Argentina
Jingles LLC	Delaware
Kaflex S.A.	Argentina
Kingsford Manufacturing Company	Delaware
The Kingsford Products Company, LLC	Delaware
Lerwood Holdings Limited	British Virgin Islands
The Mexco Company	Delaware
National Cleaning Products Company Limited	Saudi Arabia
Pacico International Limited	Hong Kong
Paulsboro Packaging Inc.	New Jersey
Petroplus Produtos Automotivos S.A.	Brazil
Petroplus Sul Comercio Exterior S.A.	Brazil
Polysak, Inc.	Connecticut
Quimica Industrial S. A.	Chile
Round Ridge Production Company	Delaware
STP do Brasil Ltda.	Brazil

Name of Company	Jurisdiction of Incorporation
STP Products Manufacturing Company	Delaware
Traisen S.A.	Uruguay
United Cleaning Products Manufacturing Company Limited	Yemen
Yuhan-Clorox Co., Ltd.	Korea